Pricing Supplement dated June 18, 2018 (To Prospectus dated January 24, 2018 and Prospectus Supplement dated June 18, 2018)	Rule 424(b)(2) Registration No. 333-222676

$3,000,000,000

Toyota Motor Credit Corporation

IncomeDriver NotesTM

Variable Denomination Floating Rate Demand Notes

Beginning June 18, 2018, the interest rates on the Notes will be 2.00%. Toyota Motor Credit Corporation reserves the right in it sole discretion to change the rate of interest at which the Notes will bear interest. Any change to the interest rate will be disclosed in a subsequent pricing supplement filed with the Securities and Exchange Commission.